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                                   EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-115270) and Form S-8 (Nos. 33-9549, 2-80712,
33-65244, 33-61063, 333-109104, 333-118714, 333-34525, 333-87071 and 333-97073)
of Chemed Corporation of our report dated April 27, 2005 relating to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Cincinnati, Ohio

April 27, 2005